APRIL 20 2006

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SHARE PURCHASE AGREEMENT
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SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this 'Agreement') is made as of April 20, 2006 by and among:

(1) CITICORP INTERNATIONAL FINANCE CORPORATION, a Delaware Corporation having its principal place of business at New Castle Corporate Commons, One, Penn's Way, New Castle Delaware 19720, USA, (hereinafter, the 'Vendor', which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors) of the First Part;

AND

(2) INFOSYS TECHNOLOGIES LIMITED, an Indian corporation registered under the Indian Companies Act, 1956 and having its registered office at Electronics City, Hosur Road, Bangalore 560 100, (hereinafter, 'Purchaser', which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors) of the Second Part;

R E C I T A L S:

WHEREAS:

(i) Progeon Limited (the 'Company') is a public company limited by shares incorporated in April, 2002 and having its registered office at Plot Nos. 26/3, 26/4 and 26/6, Electronics City, Hosur Road, Bangalore 560 100, India;

(ii) The current Authorized Share Capital of the Company consists of 12,33,75,000 (Twelve Crore Thirty Three Lakh and Seventy Five Thousand) equity shares ('Equity Shares') having a face value of Rs. 10/- each aggregating to Rs. 123,37,50,000/- (Rupees One Hundred and Twenty Three Crore Thirty Seven Lakh Fifty Thousand only);

(iii) The paid up share capital of the Company is Rs. 34,15,13,980/- (Rupees Thirty Four Crore Fifteen Lakh Thirteen Thousand Nine Hundred and Eighty only) consisting of 3,41,51,398 (Three Crore Forty One Lakh Fifty One Thousand Three Hundred and Ninety Eight) fully paid up Equity Shares;

(iv) Pursuant to a Share Subscription and Shareholders Agreement dated as of June 14, 2002 among the Company, the Vendor and the Purchaser, the Vendor has been allotted, and presently holds, 87,50,000 (Eighty Seven Lakhs and Fifty Thousand) Equity Shares of the Company, (hereinafter, the 'Shares') and has the right to sell them free from all liens, charges and Encumbrances (as defined hereafter);

(vi) The Vendor has agreed with the Purchaser to sell the Shares on the terms and conditions and for the consideration, as hereinafter appearing.

NOW, THEREFORE, in consideration of these presents and the mutual agreements herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof applicable to each of them, hereby agree as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions: Unless repugnant to the context or meaning thereof, the following terms, if used as capitalized terms, shall have the meaning attributed to them below:

'Affiliate' means, at any time, with respect to any specified person, any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified person. As used in this definition, the term 'control' means the possession, directly or indirectly, of the power to direct or cause the direction of the management of a person, whether through ownership of voting securities, as manager, general partner, trustee or executor, by contract or otherwise.

'Business Day' means any day except a Saturday, Sunday or other day on which commercial banks in Mumbai, India and Delaware, USA are permitted to close.

'Conditions Precedent' shall have the meaning set forth in Section 4 below.

'Confidential Information' shall mean written, electronic or other information about any party's (the 'Disclosing Party') business or activities that is provided to the other party (the 'Receiving Party') by the Disclosing Party and that is proprietary and confidential, which shall include all business, financial, technical and other information of the Disclosing Party marked or designated by Disclosing Party as 'confidential' or 'proprietary,' at the time of being provided to the Receiving Party and information which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential; and for this purpose, reference to Confidential Information of the Purchaser shall be deemed to include Confidential Information of the Company; provided, however, that Confidential Information shall not include information to the extent the Receiving Party can show that such information (i) is at the time of its disclosure or thereafter become s generally available to the public other than as a result of a disclosure by the Receiving Party under a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Disclosing Party; (ii) was known to the Receiving Party prior to being furnished by or on behalf of the Disclosing Party, provided that the source of such information was not, to the Receiving Party's knowledge, bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Disclosing Party or any other party with respect to such information (iii) is rightfully obtained by the Receiving Party on a non-confidential basis from a source other than the Disclosing Party, provided that such source was not, to the Receiving Party's knowledge, bound by a confidentiality agreement with or other contractual legal or fiduciary obligation of confidentiality to the Disclosing Party or any other party with respect to such information; or (iv) is indep endently developed by the Receiving Party without use of or reference to Disclosing Party's Confidential Information.

'Encumbrance' means any mortgage, charge (whether fixed or floating), pledge, lien, option, right of pre-emption, right of retention of title or any other form of security interest or any obligation (including any conditional obligation) to create any of the same.

'Equity Shares' shall have the meaning attributed to it in Recital (ii) above.

'Governmental Approval' means any approval or consent of any Governmental Authority.

'Governmental Authority' includes any government authority, agency, department or instrumentality of India or any political subdivision thereof.

'Purchaser DP' means ICICI Bank Limited, the depository participant of the Purchaser.

'Representatives' shall have the meaning set forth at Section 11.1.

'Required Governmental Approvals' means such Governmental Approvals or regulatory approvals, if any, as may be necessary for the sale of Shares, including, without limitation, any Governmental Approvals or regulatory approvals which are granted automatically, contingent upon requisite filing of specified documents and/or reports being made.

'Share Subscription Agreement' means the Share Subscription and Shareholders Agreement dated as of June 14, 2002 among the Company, the Vendor and the Purchaser (including the exhibits and schedules hereto).

'Vendor DP' means Citibank N.A., the depository participant of the Vendor.

Interpretation:

In this Agreement, (unless the context requires otherwise):-
(a) Descriptive Headings: The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof;

(b) Any reference to a statutory provision shall include such provision as from time to time modified or re-enacted or consolidated so far as such modification or re-enactment or consolidation applies or is capable of applying to any transactions entered into hereunder;

(c) References to articles, sections, clauses, recitals, paragraphs, exhibits, schedules and annexures are to articles, sections, clauses, recitals, paragraphs, exhibits, schedules and annexures to, this Agreement;

(d) References to "include" or "including" shall not be construed as limiting the generality of any foregoing words;

(e) Words denoting the singular include the plural and vice versa;

(f) Reference to any person includes any legal or natural person, partnership, firm, trust, company, Government or local authority, department or other body (whether corporate or unincorporated);

(g) Any reference to "Rupees" or "Rs" is to Indian Rupees;

(h) The exhibits, annexures and schedules to this Agreement shall be deemed to form an integral part of this Agreement; and

(i) Each article, section, clause and sub-clause of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.

2. SALE AND PURCHASE OF THE SHARES:

2.1 Subject to the terms and conditions contained herein and in consideration of the covenants of the Purchaser hereunder, the Vendor shall sell, and the Purchaser (relying on the representations, warranties and indemnities of the Vendor in this Agreement) shall purchase, the Shares, free from all claims or encumbrances as at the Closing Date, such sale and purchase to be for the consideration detailed in Section 3.

2.2 The Vendor shall remain entitled to all dividends and distributions declared, paid or made in respect of the Shares and all accretions on the Shares until the date of completion of the transfer of the Shares in accordance with this Agreement.

3. CONSIDERATION
The consideration payable for the Shares (the 'Purchase Price') shall be the Rupee equivalent of US$ 115,131,000 (US dollars One Hundred and Fifteen Million One Hundred and Thirty One Thousand only), such Purchase Price to be paid to the Vendor in Rupees, converted at the Bombay Spot Rate prevailing on the Closing Date in cash on the Closing Date. The Purchaser shall pay or cause to be paid the Purchase Price to the Vendor in accordance with the provisions of this Agreement after deducting tax at source consistent with the applicable law. For this purpose, 'Bombay Spot Rate' means the rate which appears on the Reuters Screen 'RBIB' as of 1 P.M. Indian Standard Time on the Closing Date.

4. CONDITIONS PRECEDENT

4.1 Conditions to be Fulfilled by the Vendor

4.1.1 The obligations of the Purchaser hereunder shall be subject to the Vendor complying with or fulfilling the following conditions precedent ('Conditions Precedent').

4.1.1.1 Corporate Proceedings: The performance and fulfillment in all material respects of all corporate and shareholder proceedings of the Vendor necessary to authorize and approve the sale of the Shares, such as, if applicable, Resolutions by the Board of Directors of the Vendor approving and authorizing sale of the Shares as contemplated herein to the Purchaser. Certified true copies of a power of attorney authorizing the execution of this Agreement on behalf of the Vendor, in a form reasonably acceptable to the Purchaser, shall have been provided to the Purchaser.

4.1.1.2 FCTRS: The Vendor shall have completed the draft of the Form FCTRS and the following documents:

(a) consent letter to the transfer duly signed by the Vendor indicating the details of transfer i.e. number of shares to be transferred, the name of the Company and the price at which shares have been transferred.

(b) No- Objection/Tax Clearance Certificate from Income Tax Authority and/or Chartered Accountant.

4.1.1.4 Warranties: No breach of the representations or warranties of the Vendor hereto shall have occurred and the representations and warranties of the Vendor shall continue to be true with reference to the facts and circumstances as on Closing (as defined below).

4.1.1.5 Governmental Approvals and Consents: All Governmental Approvals, if any, required to be obtained by the Vendor in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein (save and except those to be completed or obtained on Closing) shall have been applied for and if so required under law, obtained prior to the Closing. The Vendor shall have provided the Purchaser with a legal opinion from Wadia Ghandy and Co. in a form reasonably satisfactory to the Purchaser, as to the sufficiency of such Required Governmental Approvals. Complete and correct copies of such Required Governmental Approvals and any applications made in this regard, shall have been provided to the Purchaser.

4.1.2 The Vendor shall exercise its best endeavours to fulfill the Conditions Precedent mentioned in Section 4.1.1 above. The Vendor shall on fulfillment of its Conditions Precedent certify such fulfillment to the Purchaser together with evidence thereof.

4.2 Conditions to be Fulfilled by the Purchaser

4.2.1 The obligations of the Vendor hereunder shall be subject to the Purchaser, and/or the Company (as applicable) complying with or fulfilling the following conditions precedent ('Conditions Precedent').

4.2.1.1 Corporate Proceedings: The performance and fulfillment in all material respects of all corporate and shareholder proceedings of the Purchaser necessary to authorize and approve the purchase of the Shares, such as, if applicable, resolutions by the Board of Directors of the Purchaser approving and authorizing purchase of the Shares as contemplated herein from the Vendor and the purchase thereof by the Purchaser. Certified true copies of the abovementioned resolutions or other similarly effective documents, in a form reasonably acceptable to the Vendor, shall have been provided to the Vendor.

4.2.1.3 FCTRS: The Purchaser shall have provided to the Vendor the following documents:

(a) Consent letter duly signed by the Purchaser indicating the details of transfer i.e. number of shares to be transferred, the name of the Company and the price at which shares have been transferred.

(b) Certificate from a Chartered Accountant indicating fair value of shares.

(c) Undertaking from the Purchaser to the effect that the pricing guidelines specified in the RBI A.P. (DIR Series) Circular No. 16 dated October 4, 2004 have been adhered to.

(d) The shareholding pattern of the Company after the acquisition of shares by the Purchaser.

4.2.1.4 Warranties: No breach of the representations or warranties of the Purchaser hereto shall have occurred and the representations and warranties of the Purchaser shall continue to be true with reference to the facts and circumstances as on Closing, as defined below.

4.2.1.5 Governmental Approvals and Consents. All Governmental Approvals, if any, required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein shall have been applied for and if so required under law, obtained prior to the Closing. The Purchaser shall have provided the Vendor with a legal opinion from Crawford Bayley & Co. in a form reasonably satisfactory to the Purchaser, as to the sufficiency of such Required Governmental Approvals. Complete and correct copies of such Required Governmental Approvals and any applications made in this regard, shall have been provided to the Purchaser.

4.2.2 The Purchaser shall exercise its best endeavours to fulfill the Conditions Precedent mentioned in Section 4.2.1 above. The Purchaser shall, on fulfillment of its Conditions Precedent certify such fulfillment to the Vendor together with evidence thereof.

4.3 The obligations of the Vendor and the Purchaser shall be subject to the fulfillment of the following Conditions Precedent:

4.3.1 Waiver of Rights under Share Subscription Agreement: The Vendor, the Purchaser and the Company shall enter into a Waiver and Termination Agreement in the form attached hereto as Exhibit A.

4.3.2 Citibank N.A. (being an authorized dealer) shall have confirmed that the form FCTRS and all enclosures thereto (prepared as per Sections 4.1 and 4.2 above) are in order and that, subject to the same being executed, they shall on Closing, confirm the same and remit the Purchase Price to the Vendor.

4.3.3 Consummation of the transactions contemplated herein shall not have been (and shall not have been threatened to be) restrained, enjoined or otherwise prohibited or made illegal by any applicable Law.

4.3.4 All actions required under the terms of the Articles of Association for the transfer of the Shares under the terms hereof shall have been taken.

4.3.5 The Shares shall have been dematerialized, for which purpose each of the Company and the Vendor shall render its reasonable assistance.

4.3.6 The Purchaser and the Vendor shall have entered into an escrow agreement (the 'Escrow Agreement') in a mutually agreed form, with a mutually agreed escrow agent (the 'Escrow Agent'). Upon the Company notifying the Vendor that it is possible to dematerialize the Shares, the Vendor shall, pursuant to Section 3.1 (a) of the Escrow Agreement, notify Citibank N.A., Hong Kong to instruct the Vendor DP (as defined therein) to proceed to arrange for the completion of the dematerialization of the Shares and the credit of the same to the depositary account of the Vendor.

The Purchaser and the Vendor shall exercise their best endeavours to fulfill the Conditions Precedent mentioned in this clause 4.3.

4.3.7 In the event all the Conditions Precedent are not fulfilled to the satisfaction of the Purchaser and the Vendor within 120 days from the date of this Agreement or such additional period as agreed to by the Parties then either of the Purchaser and the Vendor shall have the right to rescind this Agreement. Any such rescission shall be without prejudice to any accrued rights of the Parties hereunder.

4.4 Fulfillment of Conditions Precedent

Immediately upon the fulfillment of the Conditions Precedent in accordance with the above, the Parties shall agree upon the Closing Date in the manner specified in Section 5 below.

5. CLOSING

5.1 The closing by delivery of Shares to the Purchaser (the 'Closing') shall be as soon as practicable after the satisfaction of all Conditions Precedent as set forth in Section 4 above but in any event after July 3, 2006 and no later than 120 (one hundred and twenty) days from the date of execution of this Agreement (such date on which Closing occurs is hereinafter referred to as the 'Closing Date') and at the offices of the Purchaser or at such location as is mutually agreed to in writing by the Parties.

5.2 At the Closing, the Vendor shall file form FCTRS with the Authorized Dealer, being Citibank N.A. and upon certification of the said Form FC-TRS by the Authorized Dealer and delivery thereof to the Company (with a copy thereof to the Purchaser and the Vendor), the following actions shall take place:

(a) the Purchaser shall transfer the Purchase Price to such account of the Vendor as the Vendor may specify and shall provide evidence thereof to the Escrow Agent and to the Vendor by way of (i) a confirmation from ICICI Bank Limited that a payment of the INR equivalent of USD 115,131,000 (US dollars One Hundred and Fifteen Million One Hundred and Thirty One Thousand only) (converted at the Bombay Spot Rate and less any taxes required to be withheld under law) has been made to the Vendor and (ii) an acknowledgment of receipt of such confirmation from the Vendor;

(b) thereupon in accordance with the terms of the Escrow Agreement, the Escrow Agent shall release the transfer instructions in respect of the Shares in accordance with the Escrow Agreement so that the Shares are transferred to the account maintained by the Purchaser with the Purchaser's DP.

6. REPRESENTATIONS AND WARRANTIES OF THE VENDOR

The Vendor hereby represents and warrants to the Purchaser as follows:

6.1 Organization, Standing and Power: The Vendor (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority to enter into and consummate the transactions contemplated by this Agreement.

6.2 Execution and Delivery; Enforceability. The execution and delivery by the Vendor of this Agreement and the performance by it of each of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Vendor. The Vendor has duly executed and delivered this Agreement, and the Vendor's obligations under this Agreement constitute the Vendor's legal, valid and binding obligations, enforceable against it in accordance with their terms except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or equitable principles relating to or limiting creditors' rights generally.

6.3 No Conflicts; Consents. The execution and delivery by the Vendor of this Agreement and the performance by it of each of its obligations hereunder does not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Encumbrance upon the Shares by reason of, any provision of (i) the certificate of incorporation, bye-laws or similar organizational documents, as applicable, of the Vendor, and (ii) any Law applicable to the Vendor (iii) any provision of any judgment, decree or order to which the Vendor is a party or by which it is bound; (iv) any material contract, obligation or commitment to which the Vendor is a party or by which it is bound. Other than as contemplated herein, the Vendor is not required to obtain the consent of, or make any registration, declaration or fili ng with, any governmental entity (other than filings under the Foreign Exchange Management (Transfer or Issue of Security by a Person Resident Outside India) Regulations, 2000) in connection with the execution and delivery of this Agreement or the performance by it of its obligations hereunder.

6.4 Brokers and Finders. The Vendor has not retained any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.

6.5 Shares.

(a) The Shares are, (i) duly and validly authorized and issued and are fully paid; and (ii) shall be free from any Encumbrances other than those accepted or imposed by the holders thereof, and the applicable Indian laws, federal and state securities laws restrictions on transfer to which such Shares are subject.

(b) Other than under the terms of the Share Subscription Agreement and the Articles of Association of the Company, there are no preemptive rights or similar rights on the part of any holders of any Shares.

6.6 Litigation. To the best of the Vendor's knowledge, there is no legal action, proceeding or investigation pending or, threatened, in respect of the Shares, or that questions the validity of this Agreement, or the right of the Vendor to enter into this Agreement or to consummate the transactions contemplated hereby.

7. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Vendor and the Company as follows:

7.1 Organization, Standing and Power. The Purchaser (a) is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (b) has all requisite power and authority to enter into and consummate the transactions contemplated by this Agreement.

7.2 Execution and Delivery; Enforceability. The execution and delivery by the Purchaser of this Agreement and the performance by it of each of its other obligations hereunder have been duly authorized by all necessary corporate action on the part of the Purchaser. The Purchaser has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or equitable principles relating to or limiting creditors'; rights generally.

7.3 No Conflicts; Consents. The execution and delivery by the Purchaser of this Agreement and the performance by it of each of its other obligations hereunder does not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Encumbrance upon the Shares by reason of, any provision of (i) the certificate of incorporation, memorandum and articles of association, as applicable, of the Purchaser or any of its subsidiaries, (ii) any Law applicable to the Purchaser or any of its subsidiaries or their respective properties or assets, (iii) any provision of any judgment, decree or order to which the Purchaser is a party or by which it is bound; (iv) any material contract, obligation or commitment to which the Purchaser is a party or by which it is bound. Other than as contemplated herein, the Purchaser is not required to obtain the consent of, or make any registration, declaration or filing with, any governmental entity in connection with the execution and delivery of this Agreement or the performance by it of its obligations hereunder.

7.4 The Shares to be received by Purchaser will be acquired for investment for such Purchaser';s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that such Purchaser would constitute an 'underwriter' under the U.S. Securities Act of 1933, as amended (the 'Securities Act') or any other U.S. or non-U.S. applicable securities laws.

7.5 The Purchaser understands and acknowledges that (i) the sale of the Shares to be purchased hereunder has not been registered or qualified under the Securities Act or any other U.S. or non-U.S. applicable securities laws, and (ii) such Shares must be held indefinitely unless subsequently registered or qualified under the Securities Act or any other U.S. or non-U.S. applicable securities laws or an exemption from such registration or qualification is available (such as Rule 144 or Rule 144A promulgated under the Securities Act).

7.6 The Purchaser is an 'accredited investor' within the meaning of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment hereunder.

7.7 None of the assets of the Purchaser or any Affiliate of the Purchaser has been reported as blocked assets to the Office of Foreign Assets Control, U.S. Department of Treasury ('OFAC'), pursuant to the OFAC reporting requirements (31 C.F.R. Section 501.603). None of the Purchaser nor any Affiliates of such Purchaser is a person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC (such person, an 'OFAC Listed Person') or is a department, agency or instrumentality of, or is otherwise controlled by or acting on or behalf of, directly or indirectly, (i) the government or any country that is the target of any of the several economic sanctions programs administered by OFAC (31 C.F.R. Parts 500 through 598), or (ii) any OFAC Listed Person (either of the entities described in (i) or (ii), a 'Blocked Person'). None of the funds used to pay the Purchase Price or any other amounts pursuant hereto constitute or will constitute funds obtained from or on behalf of any OFAC Listed Person or any Blocked Person and neither such Purchaser nor any Affiliate of such Purchaser has entered into any agreement or understanding in respect of the Shares with any OFAC Listed Person or any Blocked Person (a 'Blocked Person Agreement').

7.8 The Purchaser has no current intent or expectation to, hereafter: (i) sell, directly or indirectly, any of the Shares to (A) any OFAC Listed Person or any Blocked Person, (B) any third party, the assets or properties of which or any Affiliate thereof have been reported as blocked assets to OFAC pursuant to the OFAC reporting requirements (31 C.F.R. Section 501.603), or (C) any third party that uses funds obtained from or on behalf of an OFAC Listed Person or a Blocked Person; or (ii) enter into any Blocked Person Agreement.

7.9 Brokers and Finders. The Purchaser has not retained any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement.

7.10 Litigation. To the best of the Purchaser';s knowledge, there is no legal action, proceeding or investigation pending or, threatened, that questions the validity of this Agreement, or the right of the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby.

8. GOVERNING LAW

This Agreement is governed by and shall be construed in accordance with the laws of India, excluding any conflict-of-laws rule or principle that might refer the governance or construction of this Agreement to the law of another jurisdiction.

9. ARBITRATION

9.1 Any dispute, controversy or claim, whether based on contract, tort, statute, fraud, misrepresentation or any other legal theory between any parties hereto arising out of or relating to this Agreement, or the breach, termination, interpretation, construction, or validity thereof, (a 'Dispute'), shall be resolved in accordance with the procedures described in this Section 9.

9.2 Any Dispute arising out of, related to, or in connection with this Agreement (an 'Arbitrated Dispute') shall, be fully and finally settled and determined by binding arbitration in accordance with the then-current version of the UNCITRAL Arbitration Rules (the 'Rules'), and judgment upon an award arising in connection therewith may be entered in any court of competent jurisdiction. The reference shall be to a sole arbitrator if the parties to the dispute, controversy or claim mutually agree upon a sole arbitrator within the period specified by the Rules failing which the reference shall be to three arbitrators who shall be appointed as under:

- the Vendor and the Purchaser shall each appoint one arbitrator; and

- The two appointed arbitrators shall appoint the third arbitrator.

If any person fails to appoint an arbitrator within the time specified by the Rules then such arbitrator shall be appointed as per the Rules. Any arbitration, mediation, court action, or other adjudicative proceeding arising out of, related to, or in connection with this Agreement shall be held in Singapore (unless all parties to the proceeding agree otherwise), or, if such proceeding cannot be lawfully held in such location, then at Bangalore. All arbitration proceedings and submissions, and the arbitration award, shall be in the English language.

9.3 The arbitrators shall apply Indian substantive law to all aspects of the Arbitrated Dispute, including but not limited to, the interpretation and validity of the Agreement, the rights and obligations of the parties, the mode of performance and the remedies and consequences of the breach of the Agreement. The parties hereby irrevocably consent to the exclusive jurisdiction of the courts in Bangalore, India, ('Competent Court') for all purposes in connection with arbitration or an Arbitrated Dispute, including: (a) confirmation or vacation of the arbitration award; (b) enforcement of the arbitration award; and (c) issuance of provisional remedies to protect rights, interests, assets and property, including but not limited to temporary or preliminary injunctive relief, to ensure ultimate satisfaction of the arbitration award.

9.4 The parties may, without inconsistency with this Agreement to arbitrate, seek from the Competent Court any interim measures or provisional remedies pending the establishment of the arbitral tribunal or until the arbitral tribunal';s final award has been satisfied. The parties agree that the award made by the arbitrators shall be final and binding on the parties, and they waive any right to appeal the arbitral award, to the extent that an appeal may be lawfully waived.

9.5 The prevailing party or parties in any arbitration, mediation, court action, or other adjudicative proceeding arising out of, related to, or in connection with this Agreement shall be reimbursed by the party or parties who do not prevail for their reasonable attorneys';, accountants'; and experts'; fees and related expenses (including reasonable charges for in-house legal counsel and related personnel) and for the costs of such proceeding.

10. ENFORCEMENT OF AGREEMENT

The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement; and to enforce specifically the terms and provisions of this Agreement before the Competent Court, this being in addition to any other remedy to which they may be entitled at law or in equity.

11. CONFIDENTIALITY

11.1 Each party hereto shall not disclose to any third party any of the terms of this Agreement, other than:

(a) on a 'need-to-know' basis under an obligation of confidentiality to a party';s Affiliates and its respective directors, officers, employees, agents, advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) and other representatives (collectively, 'Representatives') who have been advised of its confidential nature; and (b) to the extent required by a court of competent jurisdiction or other governmental authority, as may be required under applicable law to be disclosed as a part of public disclosure documents, or otherwise as required by law. Each party shall be responsible for any breach of this clause by its Representatives and each party, at its sole expense, shall take all commercially reasonable measures to restrain its Representatives from prohibited or unauthorized disclosure or use of the terms of this Agreement.

11.2 The Receiving Party shall (i) not disclose to any third party or use any Confidential Information of the Disclosing Party, except as expressly permitted in this Agreement, and (ii) take all reasonable measures to maintain the confidentiality of the Disclosing Party';s Confidential Information, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance. Notwithstanding the foregoing, (a) a Receiving Party may make any disclosure of Confidential Information as to which the Disclosing Party gives its prior written consent; (b) any Confidential Information may be disclosed on a 'need-to-know' basis under an obligation of confidentiality to the Receiving Party';s Affiliates and their respective directors, officers, employees, agents, advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) and other representatives (collectively, 'Representatives') who have been advised of the confidential nature of such information; and (c) the Receiving Party may make any disclosure of Confidential Information to the extent required by a court of competent jurisdiction or other governmental authority, as may be required under applicable law to be disclosed as a part of public disclosure documents, or otherwise as required by law. Each Party shall be responsible for any breach of this Agreement by its Representatives and at its sole expense, shall take all reasonable measures to restrain its Representatives from prohibited or unauthorized disclosure or use of the Disclosing Party';s Confidential Information. Upon termination of this Agreement, each Party shall return all Confidential Information of the other party to the party, to which the Confidential Information relates.

11.3 If either Party or its Representatives are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, such Party will promptly notify the other Party (or the Company, as applicable) of such request or requirement so that such Party (or the Company, as applicable) may seek to avoid or minimize the required disclosure and/or to obtain an appropriate protective order or other appropriate relief to ensure that any information so disclosed is maintained in confidence to the maximum extent possible by the agency or other person receiving the disclosure, or, in the discretion of such Party (or the Company, as applicable), to waive compliance with the provisions of this Agreement. A Party will use its reasonable efforts, in cooperation with and at the cost of, the other Party or otherwise, to avoid or minimize the required disclosure and/or to obtain such protective order or other relief. If, in the absence of a protective order or the receipt of a waiver hereunder, a Party or its Representatives are compelled to disclose the Confidential Information or else stand liable for contempt or suffer other sanction, censure or penalty, such Party will disclose only so much of the Confidential Information to the third party compelling disclosure as it believes in good faith on the basis of advice of counsel is required by law. Such Party shall give the other Party prior notice of the Confidential Information it believes it is required to disclose.

11.4 Any breach of the restrictions contained in this Section 11 is a breach of this Agreement that may cause irreparable harm to the non-breaching party. Any such breach shall entitle the non-breaching party to injunctive relief in addition to all legal remedies.

11.5 This clause 11 shall cease to have effect on the expiry of 24 months from the date of this Agreement.

12. INDEMNITY

12.1 Indemnification by Vendor.

(a) From and after the Closing Date, the Vendor shall (except to the extent prohibited by Law) indemnify, defend and hold harmless, the Purchaser, against any direct losses, damages, claims or liability ('Damages') arising out of or in connection with any material misrepresentation or any breach of any representation or warranty of the Vendor in Article 6.

(b) The maximum amount of Damages against which the Purchaser shall be entitled to be indemnified under Section 12.1 shall be US$115,000,000 (US dollar one hundred and fifteen million only).

(c) Any payments under this Section 12.1 shall be made on an after-tax basis, which for these purposes will be determined by taking into account all tax benefits actually realized and all tax detriments actually suffered, in each case, on a cash basis. To the extent permissible by law, all indemnification payments made under this Section 12 shall be deemed to be made as adjustments to the Purchase Price.

(d) No indemnification under Section 12.1 shall be due unless the aggregate amount of Damages (aggregating all indemnifiable matters under this Section) due exceeds US$100,000 (US dollars One Hundred Thousand only), and then only for any amount of Damages in excess of US$100,000 (US dollars One Hundred Thousand only).

12.2 Indemnification by Purchaser.

(a) From and after the Closing Date, the Purchaser shall (except to the extent prohibited by Law) indemnify, defend and hold harmless, the Vendor, against any Damages arising out of or in connection with any material misrepresentation or any breach of any representation or warranty of the Vendor in Article 7.

(b) The maximum amount of Damages against which the Vendor shall be entitled to be indemnified under Section 12.2 shall be US$115,000,000 (US dollars One Hundred and Fifteen Million only).

(c) Any payments under this Section 12.2 shall be made on an after-tax basis, which for these purposes will be determined by taking into account all tax benefits actually realized and all tax detriments actually suffered, in each case, on a cash basis.

(d) No indemnification under Section 12.2 shall be due unless the aggregate amount of Damages (aggregating all indemnifiable matters under this Section) due exceeds US$100,000 (US dollars One Hundred Thousand only), and then only for any amount of Damages in excess of US$100,000 (US dollars One Hundred Thousand only).

12.3 The party or parties making a claim for indemnification under this Article 12 is, for the purposes of this Agreement, referred to as the 'Indemnified Party'. Any Indemnified Party wishing to claim indemnification pursuant to this Article 12, upon learning of any claim, action, suit, proceeding or investigation, shall promptly provide the party from whom indemnification is to be sought (the 'Indemnifying Party') with a written notice specifying the nature of such claim or demand and the amount or estimated amount (which estimate (except as set forth in the next sentence) shall not be conclusive of the final amount of such claim and demand), but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party unless such failure materially prejudices the Indemnifying Party and then only the extent the Indemnifying Party is so prejudiced. In the event of any such claim, action, suit, proceeding or investigation arising after the Closi ng Date, the Indemnifying Party shall have the right to assume the defense thereof using counsel reasonably acceptable to the Indemnified Party, and the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses of other counsel in connection with the defenses thereof, except that if the Indemnifying Party fails to assume such defense, (i) the Indemnified Party may retain counsel reasonably satisfactory to the Indemnifying Party, provided that, if the Indemnifying Party does not respond within 15 working days of receipt of an intimation of a proposed appointment of counsel by the Indemnified Party, then the Indemnified Party shall be entitled to appoint counsel (such appointment to be made by the Indemnified Party acting reasonably) and (ii) the Indemnifying Party shall be obligated pursuant to this Section 13.2 to pay for only one separate firm of counsel, provided, that the Indemnifying Party shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by law.

12.4 The indemnification obligations of the Vendor and its affiliates under this Article 13 shall constitute the sole and exclusive remedies of the Purchaser and its representatives or affiliates for the breach of any covenant, agreement, representations or warranty in this Agreement by Vendor, other than the right of specific performance hereunder.

13. MISCELLANEOUS

13.1 Further Assurances: From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

13.2 Fees and Expenses: The Purchaser and the Vendor, each agree to bear all of its own expenses in connection herewith and with the transactions contemplated hereby. Provided that the Purchaser shall be responsible for any and all stamp duty on and the transfer of the Shares hereunder. The stamp duty applicable on this Agreement shall be borne by the Purchaser and the Vendor in equal measure.

13.3 Waivers; No Good Exercise of Rights: No failure or delay on the part of a party hereto in exercising any right, power or privilege hereunder and no course of dealing among the parties and the Company shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a party hereto would otherwise have at law or in equity or otherwise. No party hereto shall be entitled to any recovery in respect of punitive damages or any recovery for indirect or consequential damages suffered by it by reason of any breach of this Agreement by any other party hereto.

13.4 Assignment; Binding Effect; Benefit: Except as expressly contemplated herein, neither this Agreement, nor any of the rights, interests or obligations hereunder or thereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and thereto and their respective successors and permitted assigns. In the event that there shall be a successor to a party (whether by reason of a change of control, business combination transaction or otherwise involving such party), the successor (i) shall continue to have all of the rights and obligations applicable to such party hereunder, and (ii) shall execute such documentation as is necessary or appropriate to evidence the foregoing. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their re spective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

13.5 Amendments: This Agreement may not be amended or modified except by an instrument in writing signed by or on behalf of each of the parties hereto.

13.6 Entire Agreement: This Agreement, constitutes the entire agreement between the Purchaser and the Vendor relative to the subject matter hereof. All previous agreements between the Purchaser and the Vendor in relation to the subject matter of this Agreement stand terminated and are superseded by this Agreement.

13.7 Counterparts: This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.8 Notices: Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given (i) upon personal delivery, or (ii) seven (7) days after following proper deposit in the mail (and if outside the United States, sent by airmail), addressed to the Purchaser or the Vendor (as the case may be) at the addresses set out below or at such other address as Vendor or the Purchaser may designate from time to time to the other parties, such designation to be in accordance with the provisions of this Section:

(a) IF TO THE PURCHASER:

INFOSYS TECHNOLOGIES LIMITED
ELECTRONICS CITY, HOSUR ROAD,
BANGALORE 560 100

Attn: Mr. NANDAN M. NILEKANI,
CHIEF EXECUTIVE OFFICER, PRESIDENT AND MANAGING DIRECTOR

Ph: +91-80-2852-0261
Fax: +91-80-2852-0362

(b) IF TO THE VENDOR:

CITICORP INTERNATIONAL FINANCE CORPORATION
NEW CASTLE CORPORATE COMMONS
ONE PENN'S WAY, NEW CASTLE
DELAWARE, 19720
USA

Attn: WILLIAM H. WOLF

WITH A COPY TO:

CITIBANK PRIVATE EQUITY
CITBANK N.A.
JEEVAN VIHAR BUILDING, GR. FLOOR
3 SANSAD MARG, NEW DELHI 110001
INDIA

Ph#: +91-11- 2334 1981
FAX# +91-11- 2374 7450

Attn: PRIVATE EQUITY DIVISION

13.9 Survival of Warranties: The warranties, representations and covenants of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, provided, however, that such representations and warranties need only be accurate as of the date of such execution and delivery and as of the Closing. All representations and warranties shall terminate on the expiry of three years from the Closing Date, save and except the warranty of the Vendor in Section 6.5 above, which shall terminate on the expiry of one year from the Closing Date.

13.10 Facsimile Signatures: Any signature page delivered by fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

13.11 Share Splits: Without prejudice to the other provisions of this Agreement, all references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any bonus issue, share dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

13.12 Severability: If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

13.13 Publicity. Each Party shall pre-clear with the other Party, all press releases, website inserts and marketing collateral concerning the sale or purchase of the Shares under this Agreement or in connection with the investment in the Company, save and except such releases as are required by any law or regulation or legal process or to defend a claim brought against the Parties or as requested by any examiner or other regulatory authority, including, without limitation, the Federal Reserve Board, the U.S. Securities and Exchange Commission, the Securities and Exchange Board of India, the NASDAQ Stock Market, the New York Stock Exchange or any other recognized self-regulatory organization; provided that such clearance shall not be unreasonably withheld or delayed.

13.14 Each Party waives its rights under the terms of the Share Subscription Agreement and the Articles of Association of the Company in so far as the same concern or conflict with the transactions contemplated herein.

13.15 The Purchaser shall ensure that the Articles of Association of the Company are amended to remove references to the Purchaser within 90 days of Closing.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE VENDOR: CITICORP INTERNATIONAL FINANCE CORPORATION

By: ALFRED RODRIGUES

Title: Constituted Attorney

THE PURCHASER: INFOSYS TECHNOLOGIES LIMITED

By: V. BALAKRISHNAN

Title: SENIOR VICE PRESIDENT AND COMPANY SECRETARY

APRIL 20 2006

__________________________________________________________________

WAIVER AND TERMINATION AGREEMENT

___________________________________________________________________

WAIVER AND TERMINATION AGREEMENT

THIS WAIVER AND TERMINATION AGREEMENT (this 'Agreement') is made as of April 20, 2006 by and among:

(1) CITICORP INTERNATIONAL FINANCE CORPORATION, a Delaware Corporation having its principal place of business at New Castle Corporate Commons, One, Penn's Way, New Castle Delaware 19720, USA, (hereinafter, the 'Vendor', which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors) of the First Part;

AND

(2) INFOSYS TECHNOLOGIES LIMITED, an Indian corporation registered under the Indian Companies Act, 1956 and having its registered office at Electronics City, Hosur Road, Bangalore 560 100, (hereinafter, the 'Purchaser', which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors) of the Second Part;

AND

(3) PROGEON LIMITED, an Indian corporation registered under the Indian Companies Act, 1956 and having its registered office at 26/3, 26/4 and 26/6, Electronics City, Hosur Road, Bangalore 560 100, (hereinafter, the 'Company', which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors) of the Third Part;

The Vendor, the Purchaser and the Company are hereinafter referred to as the 'Parties'.

R E C I T A L S:

WHEREAS:

(i) The Company is a public company limited by shares incorporated in April, 2002 and having its registered office at 26/3, 26/4 and 26/6, Electronics City, Hosur Road, Bangalore 560 100;

(ii) Pursuant to a Share Subscription and Shareholders Agreement dated as of June 14, 2002 among the Company, the Vendor and the Purchaser ('SSSA'), the Vendor holds 87,50,000 (Eighty Seven Lakh and Fifty Thousand) equity shares of the Company, ('Shares') each of the face value of Rs. 10/- (Rupees ten only);

(iii) The Vendor has agreed with the Purchaser to sell the Shares and has for this purpose executed a Share Purchase Agreement with the Purchaser ('SPA') of even date, under the terms of which, inter alia, the Vendor has agreed, on and subject to the terms and conditions set out therein, to Sell the Shares to the Purchaser and the Purchaser has agreed to purchase the Shares from the Vendor and the Vendor and the Purchaser have undertaken certain confidentiality obligations;

(iv) Upon Closing (as defined in the SPA), the Parties wish to terminate the SSSA;

NOW, THEREFORE, in consideration of these presents and the mutual agreements herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound by the terms hereof applicable to each of them, hereby agree as follows:

1. INTERPRETATION

In this Agreement, (unless the context requires otherwise):-

(a) Descriptive Headings: The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof;

(b) References to articles, sections, clauses, recitals, paragraphs, exhibits, schedules and annexures are to articles, sections, clauses, recitals, paragraphs, exhibits, schedules and annexures to, this Agreement;

(c) References to 'include' or 'including' shall not be construed as limiting the generality of any foregoing words;

(d) Words denoting the singular include the plural and vice versa;

(e) Reference to any person includes any legal or natural person, partnership, firm, trust, company, Government or local authority, department or other body (whether corporate or unincorporated); and

(f) Each article, section, clause and sub-clause of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.

2. TERMINATION OF THE SSSA:

2.1 Upon Closing (as defined in the SPA) of the SPA, the Parties agree that the SSSA stands terminated with immediate effect. It is clarified that if the SPA is terminated for any reason, then this Agreement shall stand terminated and the SSSA shall continue in full force and effect.

3. WAIVER OF RIGHTS/OBLIGATION UNDER THE SSSA:

3.1 Upon termination of the SSSA at Closing as set out in clause 2.1, the Parties hereby waive their rights and obligations arising from the SSSA and each Party hereby releases and discharges the other Parties from all actions, proceedings, claims and demands whatever in respect of the SSSA.

4. GOVERNING LAW.

This Agreement is governed by and shall be construed in accordance with the laws of India, excluding any conflict-of-laws rule or principle that might refer the governance or construction of this Agreement to the law of another jurisdiction.

5. ARBITRATION

5.1 Any dispute, controversy or claim, whether based on contract, tort, statute, fraud, misrepresentation or any other legal theory between any Parties hereto arising out of or relating to this Agreement, or the breach, termination, interpretation, construction, or validity thereof, (a 'Dispute'), shall be resolved in accordance with the procedures described in this Section 5.

5.2 Any Dispute arising out of, related to, or in connection with this Agreement (an 'Arbitrated Dispute') shall, be fully and finally settled and determined by binding arbitration in accordance with the then-current version of the UNCITRAL Arbitration Rules (the 'Rules'), and judgment upon an award arising in connection therewith may be entered in any court of competent jurisdiction. The reference shall be to a sole arbitrator if the Parties to the dispute, controversy or claim mutually agree upon a sole arbitrator within the period specified by the Rules failing which the reference shall be to three arbitrators who shall be appointed as under:

- the Vendor and the Purchaser shall each appoint one arbitrator; and

- The two appointed arbitrators shall appoint the third arbitrator.

If any person fails to appoint an arbitrator within the time specified by the Rules then such arbitrator shall be appointed as per the Rules. Any arbitration, mediation, court action, or other adjudicative proceeding arising out of, related to, or in connection with this Agreement shall be held in Singapore (unless all Parties to the proceeding agree otherwise) or, if such proceeding cannot be lawfully held in such location, then at Bangalore. All arbitration proceedings and submissions, and the arbitration award, shall be in the English language.

5.3 The arbitrators shall apply Indian substantive law to all aspects of the Arbitrated Dispute, including but not limited to, the interpretation and validity of the Agreement, the rights and obligations of the Parties, the mode of performance and the remedies and consequences of the breach of the Agreement. The Parties hereby irrevocably consent to the exclusive jurisdiction of the courts in Bangalore, India, ('Competent Court') for all purposes in connection with arbitration or an Arbitrated Dispute, including: (a) confirmation or vacation of the arbitration award; (b) enforcement of the arbitration award; and (c) issuance of provisional remedies to protect rights, interests, assets and property, including but not limited to temporary or preliminary injunctive relief, to ensure ultimate satisfaction of the arbitration award.

5.4 The Parties may, without inconsistency with this agreement to arbitrate, seek from the Competent Court any interim measures or provisional remedies pending the establishment of the arbitral tribunal or until the arbitral tribunal's final award has been satisfied. The Parties agree that the award made by the arbitrators shall be final and binding on the Parties, and they waive any right to appeal the arbitral award, to the extent that an appeal may be lawfully waived.

5.5 The prevailing Party or Parties in any arbitration, mediation, court action, or other adjudicative proceeding arising out of, related to, or in connection with this Agreement shall be reimbursed by the Party or Parties who do not prevail for their reasonable attorneys', accountants' and experts' fees and related expenses (including reasonable charges for in-house legal counsel and related personnel) and for the costs of such proceeding.

6. MISCELLANEOUS

6.1 Further Assurances: From time to time, as and when requested by any Party, each Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

6.2 Fees and Expenses: The Purchaser, the Company and the Vendor, each agree to bear all of its own expenses in connection herewith and with the transactions contemplated hereby.

6.3 Waivers; No Good Exercise of Rights: No failure or delay on the part of a Party hereto in exercising any right, power or privilege hereunder and no course of dealing among the Parties, any of their respective Affiliates and the Company shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Party hereto would otherwise have at law or in equity or otherwise. No Party hereto shall be entitled to any recovery in respect of punitive damages or any recovery for indirect or consequential damages suffered by it by reason of any breach of this Agreement by any other Party hereto.

6.4 Assignment; Binding Effect; Benefit: Except as expressly contemplated herein, neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. In the event that there shall be a successor to a Party (whether by reason of a change of control, business combination transaction or otherwise involving such Party), the successor (i) shall continue to have all of the rights and obligations applicable to such Party hereunder, and (ii) shall execute such documentation as any other Party shall reasonably deem necessary or appropriate to evidence the foregoing. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.5 Amendments: This Agreement may not be amended or modified except by an instrument in writing signed by or on behalf of each of the Parties hereto.

6.6 Entire Agreement: This Agreement constitutes the entire agreement between the Purchaser, the Company and the Vendor relative to the subject matter hereof. All previous agreements between the Purchaser, the Vendor and the Company in relation to the subject matter of this Agreement stand terminated and are superseded by this Agreement.

6.7 Counterparts: This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.8 Notices: Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given (i) upon personal delivery, or (ii) seven (7) days after following proper deposit in the mail (and if outside the United States, sent by airmail), addressed to the Company, the Purchaser or the Vendor (as the case may be) at the addresses set out below or at such other address as the Company, Vendor or the Purchaser may designate from time to time to the other Parties, such designation to be in accordance with the provisions of this Section:

(i) IF TO THE PURCHASER:

INFOSYS TECHNOLOGIES LIMITED
ELECTRONICS CITY, HOSUR ROAD,
BANGALORE 560 100

Attn: Mr. NANDAN M. NILEKANI,
CHIEF EXECUTIVE OFFICER, PRESIDENT AND MANAGING DIRECTOR

Ph: +91-80-2852-0261
Fax: +91-80-2852-0362

(ii) IF TO THE VENDOR:

CITICORP INTERNATIONAL FINANCE CORPORATION
NEW CASTLE CORPORATE COMMONS
ONE PENN'S WAY, NEW CASTLE
DELAWARE, 19720
USA

Attn: WILLIAM H. WOLF

WITH A COPY TO:
CITIBANK PRIVATE EQUITY
CITBANK N.A.
JEEVAN VIHAR BUILDING, GR. FLOOR
3 SANSAD MARG, NEW DELHI 110001
INDIA

Ph#: +91-11- 334 1981
FAX# +91-11-336 1045

Attn: PRIVATE EQUITY DIVISION

(iii) IF TO THE COMPANY

PROGEON LIMITED
26/3, 26/4 AND 26/6,
ELECTRONICS CITY, HOSUR ROAD,
BANGALORE 560 100

Attn: MR. T. V. MOHANDAS PAI, DIRECTOR

Ph:+91-80-2852-2405
Fax:+91-80-2852-2411

6.9 Facsimile Signatures: Any signature page delivered by fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any Party who delivers such a signature page agrees to later deliver an original counterpart to any Party which requests it.

6.10 Severability: If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the Parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

THE VENDOR:	CITICORP INTERNATIONAL
FINANCE CORPORATION

By: ALFRED RODRIGUES

ITS CONSTITUTED ATTORNEY

THE PURCHASER:	INFOSYS TECHNOLOGIES LIMITED

By: V. BALAKRISHNAN

Title: SENIOR VICE PRESIDENT AND COMPANY SECRETARY

THE COMPANY:	PROGEON LIMITED

By: AMITABH CHAUDHRY

Title: MANAGING DIRECTOR AND CHIEF EXECUTIVE OFFICER